EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Nuvim, Inc’s Registration Statement on Form SB-2 File No. 333-120938 our report dated February 22, 2005 relating to the financial statements of NuVim, Inc. as of and for each of the two years in the period ended December 31, 2004, which are contained in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WITHUMSMITH+BROWN, P.C.
Flemington, New Jersey
March 30, 2005